Exhibit 99.3

Commercial Metals Company Announces Pricing of $300.0 Million Senior Notes Offering

IRVING, Texas, June 29, 2017 /PR Newswire/ – Commercial Metals Company (NYSE: CMC) (“CMC”) announced today that it has agreed to sell $300.0 million aggregate principal amount of 5.375% Senior Notes due 2027 (“2027 Notes”) in an underwritten public offering under its effective shelf registration statement. The offering is expected to close on or about July 11, 2017, subject to customary closing conditions.

CMC intends to use the net proceeds from the offering to fund its previously announced cash tender offer with a maximum aggregate purchase price (excluding accrued interest) of $300 million for its outstanding 7.35% senior notes due 2018 (“2018 Notes”) and may redeem a portion of any remaining 2018 Notes that are not tendered following the expiration of the tender offer. The tender offer is being made solely on the terms and subject to the conditions set forth in CMC’s offer to purchase, dated June 26, 2017.

Citigroup Global Markets Inc. is acting as representative of the underwriters and joint book-running manager along with Wells Fargo Securities, LLC, BofA Merrill Lynch, BBVA Securities Inc. and PNC Capital Markets LLC. BMO Capital Markets, Santander Investment Securities Inc., U.S. Bancorp Investments, Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, and Rabo Securities USA, Inc. are acting as co-managers for the offering.

The offering is being made under an effective shelf registration statement on file with the U.S. Securities and Exchange Commission. The offering may be made only by means of a prospectus supplement and the accompanying prospectus. Copies of the prospectus supplement and accompanying prospectus describing the offering may be obtained by visiting EDGAR on the SEC’s website at www.sec.gov, by contacting Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 1 (800) 831-9146 or by e-mail at prospectus@citi.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release shall not constitute a notice of redemption under the indenture governing the 2018 Notes. Any such notice, if made, will only be made in accordance with the provisions of such indenture.

About Commercial Metals Company

Commercial Metals Company and subsidiaries manufacture, recycle and market steel and metal products, related materials and services through a network including steel minimills, steel fabrication and processing plants, construction-related product warehouses, metal recycling facilities and marketing and distribution offices in the United States and in strategic international markets.

Forward-Looking Statements

This news release contains forward-looking statements regarding CMC’s expectations concerning the offering of the 2027 Notes and the tender offer for the 2018 Notes. These forward-looking statements generally can be identified by phrases such as CMC or its management expects, anticipates, believes, estimates, intends, plans to, ought, could, will, should, likely, appears or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, CMC undertakes no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or otherwise.

Factors that could cause actual results to differ materially from CMC’s expectations include the following: the achievement of closing conditions and regulatory approvals with respect to CMC’s recently announced plans to exit its International Marketing and Distribution Segment and sell its raw materials trading division, as well as the achievement of closing conditions with respect to the offering of the 2027 Notes; the satisfaction or waiver of closing conditions with respect to the tender offer for the 2018 Notes; results of negotiations, the completion of potential transactions on intended timetables or at all; rapid and significant changes in the price of metals; excess capacity in our industry, particularly in China, and product availability from competing steel minimills and other steel suppliers including import quantities and pricing; currency fluctuations; compliance with and changes in environmental laws and regulations, including increased regulation associated with climate change and greenhouse gas emissions; potential limitations in our or our customers’ ability to access credit and non-compliance by our customers with our contracts; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; global factors, including political uncertainties and military conflicts; availability of electricity and natural gas for minimill operations; information technology interruptions and breaches in security data; ability to retain key executives; ability to make necessary capital expenditures; availability and pricing of raw materials over which we exert little influence, including scrap metal, energy, insurance and supply prices; unexpected equipment failures; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks; risk of injury or death to employees, customers or other visitors to our operations; increased costs related to health care reform legislation; and those factors listed under Item 1A. Risk Factors included in CMC’s Annual Report filed on Form 10-K for the fiscal year ended August 31, 2016 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

SOURCE: Commercial Metals Company